UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13450 W. Sunrise Blvd., Suite 650, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On January 17, 2023, the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) issued a Letter of Reprimand to ShiftPixy, Inc. (“ShiftPixy” or the “Company”) for the Company’s violation, as determined by Nasdaq, of Listing Rule 5635(d) (the “Rule”).

In reaching this determination, the Staff considered the aggregation of two transactions completed by the Company, on July 18, 2022, and September 20, 2022 (which included “New Warrants”), to determine whether shareholder approval is required under the Rule.

The Staff noted in particular the proximity of the timing of the transactions, the fact that both transactions were with the same and only one investor, and the commonality as to the use of proceeds. Taken together, in less than three months, the Staff determined that the Company issued shares of common stock and warrants, which together constituted approximately 462% of the pre-transaction total shares outstanding, at a price less than the Minimum Price (as defined under Nasdaq rules). As a result, the Staff concluded that the Company was required to obtain shareholder approval under the Rule prior to issuing shares in the September 20, 2022, transaction.

The Staff considered it appropriate, purusuant to Listing Rule 5810(c)(4), to close these matters with the issuance of a Letter of Reprimand as opposed to a delisting of the Company’s securities, noting that the Company (1) states that any violation of the Listing Rules was inadvertent, (2) states that it reasonably relied upon the expertise of its outside counsel and had no reason to believe counsel would omit consideration of any material issue and proceeded with closing, (3) noted that its substantial majority shareholder approved the September 20, 2022, transaction, (4) has committed to engage with Nasdaq prior to entering into transactions involving common investors if such transactions take place within six months from one another, and (5) has not demonstrated a prior pattern of non-compliance.

The Company’s action in amending the “New Warrants” issued in September 2022 to extend the date of their initial exercise to 6 months from the date of their issuance (which has been completed as disclosed in the Company’s 8-K filed on December 2, 2022) was offered by the Company as a remedial measure.

The Staff also identified disclosure requirements, which the Company has satisfied by announcing our receipt of the Letter of Reprimand through this Current Report on Form 8-K..

The Company has no intention to appeal the Staff’s determination to a Hearing Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: January 20, 2023	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer